WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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             Exhibit 27 - Financial Data Schedule

                            3-31-00
                     Amount (In Thousands)
Cash                                                   $ 4,788
Federal Funds Sold                                         -0-
Trading Assets                                             -0-
Investments AFS                                         32,962
Investments HTM                                            -0-
Investments-Market                                         -0-
Loans                                                   73,960
Allowance for Losses                                       593
Total Assets                                           117,986
Deposits                                               107,302
Securities Sold Under Agreements to Repurchase             460
Short-Term Borrowings                                      765
Other Liabilities                                          208
Long-Term Debt                                             -0-
Preferred Stock-Mandatory                                  -0-
Preferred-Non Mandatory                                    -0-
Common Stock                                             2,822
Other Stockholders Equity                                6,041
Total Liab.-Stockh. Equity                             117,986
Interest on Loans                                        1,637
Interest on Investments                                    531
Other Interest Income                                       30
Total interest Income                                    2,198
Interest on Deposits                                     1,127
Total Interest Expense                                   1,127
Net Interest Income                                      1,071
Provision-Loan Losses                                       10
Securities-Gain/Loss                                       -0-
Other Expenses                                             997
Income Before Tax                                          346
Income Before Extraordinary                                346
Extraordinary Less Tax                                     -0-
Cumul. Change Acct. Principal                              -0-
Net Income                                                 218
Earnings Per Share-P                                      0.41
Earnings Per Share-D                                      0.41
Net Interest Yield-EA                                     3.59
Loans-Non Accrual                                          -0-
Loans Past Due > 90 Days                                   130
Troubled Debt Restructuring                                -0-
Potential Problem Loans                                    -0-
Allowance-Beginning                                        618
Total Charge-Offs                                           56
Total Recoveries                                            21
Allowance End of Period                                    593
Loan Loss-Domestic                                         593
Loan Loss-Foreign                                          -0-
Loan Loss-Unallocated                                      -0-



(b)  Reports on Form 8-K, None


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